UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported):
July 1,
2024

Six Flags Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-276255	93-4097909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd. Charlotte, North Carolina		28217
(Address of principal executive offices)		Zip Code
(419)
626-0830
(Registrant’s telephone numbers, including area code)
CopperSteel HoldCo, Inc.
1000 Ballpark Way, Suite 400
Arlington, Texas 76011
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On July 1, 2024 (the “
Closing Date
”), Six Flags Entertainment Corporation (formerly known as CopperSteel HoldCo, Inc.) (the “
Company
”) completed the previously announced merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of November 2, 2023 (the “
Merger Agreement
”), by and among the Company (then, CopperSteel HoldCo, Inc.), Cedar Fair, L.P. (“
Cedar Fair
”), Six Flags Entertainment Corporation (“
Former Six Flags
”) and CopperSteel Merger Sub, LLC (“
Copper Merger Sub
”). Pursuant to the Merger Agreement, (i) Copper Merger Sub was merged with and into Cedar Fair (the “
Cedar Fair First Merger
”), with Cedar Fair continuing as the surviving entity (the “
Cedar Fair Surviving Entity
”) and a direct subsidiary of the Company, (ii) the Cedar Fair Surviving Entity was subsequently merged with and into the Company (the “
Cedar Fair Second Merger
” and together with the Cedar Fair First Merger, the “
Cedar Fair Mergers
”), with the Company continuing as the surviving corporation, and (iii) Former Six Flags merged with and into the Company (the “
Six Flags Merger
” and together with the Cedar Fair Mergers, the “
Mergers
”), with the Company continuing as the surviving corporation. Upon the consummation of the Mergers, the separate legal existences of each of Copper Merger Sub, Cedar Fair and Former Six Flags ceased, and the Company changed its name to “Six Flags Entertainment Corporation”. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.
This Current Report on Form
8-K
establishes the Company as the successor issuer to Cedar Fair and Former Six Flags pursuant to Rule
12g-3(c)
under the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”). Pursuant to Rule
12g-3(d)
under the Exchange Act, shares of the Company’s common stock are deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule
12g-3(f)
under the Exchange Act. The shares of the Company’s common stock will trade on the New York Stock Exchange (“
NYSE
”) under the ticker symbol “FUN”.

Item 1.01.	Entry into a Material Definitive Agreement.
Joinders to Credit Agreement
In connection and substantially concurrently with the closing of the Mergers (the “
Closing
”), the Company entered into the New Holdco Joinder Agreement (the “
New Holdco Joinder Agreement
”), pursuant to which the Company succeeded to and assumed all of the rights, benefits, duties and obligations of Cedar Fair under that certain Credit Agreement, dated as of May 1, 2024 (as in effect immediately prior to the effectiveness of the Joinders (as defined below) and the Incremental Amendment (as defined below), the “
Existing Cedar Fair Credit Agreement
” and, as amended by the Joinders and the Incremental Amendment, the “
Company Credit Agreement
”), by and among,
inter alios
, Cedar Fair, as Holdings (as defined therein), certain subsidiaries of Cedar Fair party thereto, as borrowers, the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “
Administrative Agent
”). Upon the effectiveness of the New Holdco Joinder Agreement, the Company became “Holdings”, a “Borrower” and a “Guarantor” under the Company Credit Agreement.
In connection therewith, substantially concurrently with the Closing and in connection with the Mergers, (i) Six Flags Theme Parks Inc. (“
STFP
”) entered into that certain Additional Subsidiary Borrower Agreement (the “
New Borrower Joinder Agreement
”), pursuant to which STFP became a “Borrower” and a “Subsidiary Borrower” under the Company Credit Agreement, and (ii) the subsidiaries of Former Six Flags that are co-issuers
and/or guarantors under the 2032 Six Indenture (as defined below) and/or the 2025 Six Indenture (as defined below) entered into a Subsidiary Guarantor Joinder Agreement (the “
Subsidiary Guarantor Joinder Agreement
” and, together with the New Holdco Joinder Agreement and the New Borrower Joinder Agreement, the “
Joinders
”), pursuant to which such subsidiaries of Former Six Flags guaranteed the obligations under the Company Credit Agreement.
The foregoing summary of the Joinders is not intended to be complete and is qualified in its entirety by reference to the Joinders, copies of which are filed as Exhibits 10.3, 10.4, and 10.5 to this Current Report on Form
8-K
and are incorporated herein by reference.

Incremental Amendment
Substantially concurrently with the Closing and in connection with the Mergers, the Company, SFTP, Millennium Operations LLC (“
Millennium
”), Canada’s Wonderland Company (“
Canada’s Wonderland
” and, together with the Company, SFTP and Millennium, the “
Borrowers
”), the other subsidiary guarantors party thereto, the lenders party thereto and the Administrative Agent entered into the First Amendment and Incremental Assumption Agreement (the “
Incremental Amendment
”) amending the Existing Cedar Fair Credit Agreement to, among other things, replace the existing revolving commitments with revolving commitments in an aggregate principal amount of $850,000,000 (the “
Revolving Facility
”) after the Closing and in connection with the Mergers to reflect the working capital needs of the combined company.
The Revolving Facility matures on July 1, 2029 (subject to a “springing maturity date” on the date that is 91 days prior to the final maturity of certain indebtedness in an aggregate outstanding principal amount greater than $200 million on such date). The interest rate for borrowings under the Revolving Facility will be (i) Term SOFR or Term CORRA plus a margin of 2.00% per annum or (ii) base rate or Canadian prime rate plus a margin of 1.00% per annum. On a quarterly basis, the Borrowers will pay a commitment fee of 0.50% per annum with respect to unutilized commitments under the Revolving Facility, which commitment fee rate is subject to decrease to 0.375% upon achievement of a net first lien leverage ratio set forth in the Company Credit Agreement. The Borrowers will also be required to pay customary letter of credit fees and fronting fees with respect to letters of credit issued under the Revolving Facility.
The obligations under the Revolving Facility, and the other obligations under the Company Credit Agreement, are unconditionally guaranteed by the Company, each of the other Borrowers and each of the Company’s existing and future wholly owned domestic subsidiaries, including the subsidiaries of Former Six Flags, in each case, subject to customary exclusions (the “
Guarantors
”). All obligations under the Revolving Facility, and the other obligations under the Company Credit Agreement, are secured by substantially all of the existing and future property and assets held by the Borrowers and the other Guarantors, including a pledge of the equity interests of each subsidiary borrower and all other capital stock, in each case, directly owned by the Company, any subsidiary borrower or any subsidiary guarantor.
The affirmative and negative covenants and the events of defaults applicable to the Revolving Facility are consistent with those in the Existing Credit Agreement. The Borrowers are required to maintain on a quarterly basis, with respect to the Revolving Facility, a maximum net first lien leverage ratio as set forth in the Company Credit Agreement for each applicable financial quarter.
The foregoing summary of the Incremental Amendment is not intended to be complete and is qualified in its entirety by reference to the Incremental Amendment, a copy of which is filed as Exhibit 10.6 to this Current Report on Form
8-K
and is incorporated herein by reference.
Former Six Flags Supplemental Indentures
Substantially concurrently with the Closing and in connection with the Mergers, the Company, Six Flags Theme Parks Inc. (“
SFTP
”), Canada’s Wonderland, Magnum Management Corporation (“
Magnum Management
”), Millennium (together with Canada’s Wonderland and Magnum Management, the “
Cedar Fair
Co-Issuers
”), the subsidiaries of Cedar Fair (other than the Cedar Fair
Co-Issuers)
that guarantee indebtedness under the Company Credit Agreement (collectively, the “
Cedar Fair Subsidiary Guarantors
” and together with the Cedar Fair
Co-Issuers,
the “
Cedar Fair Guarantors
”) and U.S. Bank Trust Company, National Association (“
U.S. Bank
”), as trustee and collateral agent, entered into a supplemental indenture (the “
2032 Supplemental Indenture
”) to the indenture, dated as of May 2, 2024 (the “
2032 Six Indenture
”), by and among Former Six Flags, SFTP, each of the guarantors party thereto and U.S. Bank, pursuant to which (i) the Company assumed all of Former Six Flags’ obligations under the 2032 Six Indenture and the 6.625% Senior Secured Notes due 2032 (the “
2032 Secured Notes
”) issued thereunder, (ii) each of the Cedar Fair
Co-Issuers
became a
co-issuer
of the 2032 Secured Notes and (iii) each of the Cedar Fair Subsidiary Guarantors became a guarantor of the 2032 Secured Notes.

In addition, substantially concurrently with the Closing and in connection with the Mergers, the Company, SFTP (solely with respect to the 2025 Six Indenture (as defined below)), the Cedar Fair Guarantors and U.S. Bank, as trustee and, solely with respect to the Six 2025 Indenture, as notes collateral agent, entered into supplemental indentures (the “
Former Six Flags Supplemental Indentures
” and, together with the 2032 Supplemental Indenture, the “
Six Flags Supplemental Indentures
”) to (i) the indenture, dated as of June 16, 2016 (the “
2024 Six Indenture
”), by and among Former Six Flags, each of the guarantors party thereto and U.S. Bank, as trustee, (ii) the indenture, dated as of April 13, 2017 (the “
2027 Six Indenture
”), by and among Former Six Flags, each of the guarantors party thereto and U.S. Bank, as trustee, (iii) the indenture, dated as of April 22, 2020 (the “
2025 Six Indenture
” and the secured notes issued thereunder, the “
2025 Secured Notes
”), by and among SFTP, each of the guarantors party thereto and U.S. Bank, as trustee and notes collateral agent, and (iv) the indenture, dated as of May 3, 2023 (the “
2031 Six Indenture
” and, together with the 2032 Six Indenture, 2024 Six Indenture, 2027 Six Indenture and 2025 Six Indenture, the “
Former Six Flags Indentures
”), by and among Former Six Flags, each of the guarantors party thereto and U.S. Bank, as trustee. Pursuant to the Former Six Flags Supplemental Indentures, (i) the Company assumed all of Former Six Flags’ obligations under the 2024 Six Indenture, 2027 Six Indenture, 2025 Six Indenture and 2031 Six Indenture and the notes issued thereunder (such notes, the “
Original Former Six Flags Notes
” and, together with the 2032 Secured Notes, the “
Former Six Flags Notes
”) and (ii) each of the Cedar Fair Guarantors became a guarantor of the Original Former Six Flags Notes.
In connection with the execution of the 2032 Supplemental Indenture and the supplemental indenture to the 2025 Six Indenture, the Cedar Fair Subsidiary Guarantors also entered into certain security agreements, pursuant to which the Cedar Fair Subsidiary Guarantors granted a first priority security interest in substantially all of their assets (subject to certain exceptions) to secure the 2032 Secured Notes and the 2025 Secured Notes.
Cedar Fair Supplemental Indentures
Substantially concurrently with the Closing and in connection with the Mergers, the Company, the subsidiaries of Former Six Flags that guarantee indebtedness under the Company Credit Agreement (collectively, the “
Former Six Flags Subsidiary Guarantors
”), the Cedar Fair Subsidiary Guarantors and The Bank of New York Mellon (“
BNYM
”), as trustee, entered into supplemental indentures (the “
Cedar Fair Supplemental Indentures
” and, together with the Six Flags Supplemental Indentures, the “
Supplemental Indentures
”) to, (i) the indenture, dated as of April 13, 2017 (the “
2027 Cedar Fair Indenture
”), by and among Cedar Fair, the Cedar Fair
Co-Issuers,
each of the guarantors party thereto and BNYM, as trustee, (ii) the indenture, dated as of June 27, 2019 (the “
2029 Cedar Fair Indenture
”), by and among Cedar Fair, the Cedar Fair
Co-Issuers,
each of the guarantors party thereto and BNMY, as trustee, and (iii) the indenture, dated as of October 7, 2020 (the “
2028 Cedar Fair Indenture
” and, together with the 2027 Cedar Fair Indenture and 2029 Cedar Fair Indenture, the “
Cedar Fair Indentures
” and, together with the Former Six Flags Indentures, the “
Indentures
”), by and among Cedar Fair, the Cedar Fair
Co-Issuers,
each of the guarantors party thereto and BNYM, as trustee. Pursuant to the Cedar Fair Supplemental Indentures, (a) the Company assumed all of Cedar Fair’s obligations under the Cedar Fair Indentures and the notes issued thereunder (collectively, the “
Cedar Fair Notes
” and together with the Former Six Flags Notes, the “
Notes
”), as applicable, and (b) each of the Former Six Flags Subsidiary Guarantors agreed to fully and unconditionally guarantee the Cedar Fair Notes.
The foregoing summary of the Supplemental Indentures is not intended to be complete and is qualified in its entirety by reference to the Supplemental Indentures, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 to this Current Report on Form
8-K
and are incorporated herein by reference.
Indemnification Agreements
At the Closing, the Company entered into its standard form of indemnification agreement with its directors and executive officers (the “
Indemnification Agreements
”). Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising in connection with each such director’s or officer’s service to the Company or, at the Company’s request, service to other entities as directors or officers, in each case, to the maximum extent permitted by applicable law.
The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
Former Six Flags Credit Agreement
Substantially concurrently with the Closing and in connection with the Mergers, all loans and other obligations outstanding under that certain Second Amended and Restated Credit Agreement, dated as of April 17, 2019 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of October 18, 2019, that certain Replacement Revolving Facility Amendment to Second Amended and Restated Credit Agreement, dated as of April 8, 2020, that certain First Incremental Amendment to Second Amended and Restated Credit Agreement, dated as of April 8, 2020, that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of April 22, 2020 and that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of August 26, 2020), by and among Former Six Flags, SFTP and Six Flags Operations Inc., as borrowers, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as administrative agent were repaid, and the facility was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
Upon completion of the Mergers, subject to certain exceptions, (i) each issued and outstanding unit of limited partnership interest in Cedar Fair, including limited partnership interests underlying depositary units representing limited partnership interests on deposit with the Depositary pursuant to the Deposit Agreement (each a “
Cedar Fair Unit
” and collectively, the “
Cedar Fair Units
”) (excluding any (a) units held in the treasury of Cedar Fair or owned by the Cedar Fair Management, Inc., the general partner of Cedar Fair (“
Cedar Fair General Partner
”) and (b) restricted units of Cedar Fair, which were converted into restricted shares of HoldCo Common Stock based on the Cedar Fair Exchange Ratio, as further described below),was converted into the right to receive one (1) share of common stock, par value $0.01 per share, of the Company (the “
Company Common Stock
”) (the “
Cedar Fair Exchange Ratio
”), together with cash in lieu of fractional shares of Company Common Stock, without interest and (ii) each issued and outstanding share of common stock, par value $0.025 per share of Former Six Flags (the “
Six Flags Common Stock
”) (excluding any (a) shares of Six Flags Common Stock held in treasury of Former Six Flags and (b) restricted shares of Former Six Flags, which were converted into restricted shares of HoldCo Common Stock based on the Former Six Flags Exchange Ratio, as further described below), was converted into the right to receive 0.5800 shares of Company Common Stock (the “
Six Flags Exchange Ratio
”), together with cash in lieu of fractional shares of Company Common Stock, without interest.
As previously announced by Former Six Flags, on June 18, 2024, Former Six Flags declared a special dividend, payable to holders of record of Six Flags Common Stock as of the close of business one Business Day prior to the Closing Date, June 28, 2024, with a per share amount of $1.53, which is equal to (a) $1.00 plus (b) the product (rounded up to the nearest whole cent) of (i) the Six Flags Exchange Ratio and (ii) the aggregate amount of distributions per unit declared or paid by Cedar Fair with respect to a Cedar Fair Unit with a record date following November 2, 2023 and prior to the time the Six Flags Merger becomes effective (the “
Closing Effective Time
”) after giving effect to appropriate adjustments to reflect the Mergers (the “
Special Dividend
”), which distributions per Cedar Fair Unit were $0.90 in the aggregate. The payment of the Special Dividend is expected to be completed on or about July 8, 2024.
At the time the Cedar Fair First Merger became effective (the “
Cedar Fair First Merger Effective Time
”), each Cedar Fair Equity Award (other than each Cedar Fair Deferred Unit) was converted into a corresponding award relating to shares of Company Common Stock, with the number of shares of Company Common Stock subject to such converted award based on the Cedar Fair Exchange Ratio. The converted Cedar Fair Equity Awards remain outstanding and subject to the same terms and conditions applied under the Cedar Fair Equity Plan and the applicable award agreements immediately prior to the Cedar Fair First Merger Effective Time, including vesting protections for qualifying terminations that occur within a period of 24 months following the Closing. Cedar Fair Performance Units were converted based on the higher of target performance and actual performance or, in the case of awards (or portion thereof) related to any performance period that begins after the Closing Effective Time, were converted based on target performance and will not be subject to future performance-based vesting conditions (but will remain subject to service-based vesting conditions). Any outstanding Cedar Fair Deferred Units were settled at the First Cedar Fair Merger Effective Time in either cash or shares of Company Common Stock in accordance with such terms.

Each Cedar Fair Unit held (i) in the treasury of Cedar Fair or (ii) by the Cedar Fair General Partner, in each case, immediately prior to the Cedar Fair First Merger Effective Time, was canceled and retired and ceases to exist, and no consideration was delivered in exchange therefor.
At the time of the Closing Effective Time, generally and other than as may be provided in certain employment agreements to be entered into in connection with the Mergers, each Former Six Flags Equity Award was converted into a corresponding award relating to shares of HoldCo Common Stock, with the number of shares of HoldCo Common Stock subject to such converted award based on the Six Flags Exchange Ratio. The converted Former Six Flags Equity Awards remain outstanding and subject to the same terms and conditions as applied under the Former Six Flags Equity Plan and the applicable award agreements immediately prior to the Closing Effective Time (except that (i) performance-based awards were converted based on the higher of target and actual performance and will not be subject to future performance-based vesting conditions (but will remain subject to service-based vesting conditions) and (ii) all converted awards are subject to vesting protections for qualifying terminations that occur within a period of 24 months following the Closing). Any Former Six Flags Deferred Share Unit Awards were settled at the time of the Closing Effective Time in shares of Company Common Stock based on the Six Flags Exchange Ratio. Former Six Flags Equity Awards were eligible for payment of the Special Dividend; provided, that such amount will not be paid until such time as the underlying Former Six Flags Equity Award, as converted, becomes vested or settled pursuant to its terms (if at all).
Each share of Six Flags Common Stock held in the treasury of Six Flags immediately prior to the Closing Effective Time, was canceled and retired and ceases to exist, and no consideration was delivered in exchange therefor.
The issuance of shares of Company Common Stock in connection with the Mergers, as described above, was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S–4
(File No. 333-276255),
filed by the Company with the Securities and Exchange Commission (the “
SEC
”) and declared effective on January 31, 2024. The proxy statement/prospectus of the Company and Former Six Flags (the “
Proxy Statement/Prospectus
”) included in the registration statement contains additional information about the Mergers and the related transactions. The description of the Company Common Stock set forth in the Proxy Statement/Prospectus is incorporated herein by reference. Additional information about the Mergers is also contained in Current Reports on Form 8–K filed by Former Six Flags (November 2, 2023, November 3, 2023, April 16, 2024 and May 2, 2024) and Cedar Fair (November 2, 2023, November 3, 2023, November 9, 2023, November 13, 2023, January 22, 2024, January 31, 2024 and May 1, 2024) and incorporated by reference into the Proxy Statement/Prospectus.
The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about the Company, Former Six Flags or Cedar Fair, and should not be relied upon as disclosure about the Company, Former Six Flags or Cedar Fair without consideration of the periodic and current reports and statements that the Company, Former Six Flags and Cedar Fair have filed and may file with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information set forth in Item 2.01 of this Current Report on Form
8-K
is incorporated by reference into this Item 3.01.

Prior to the Mergers, shares of Six Flags Common Stock and the Cedar Fair Units were each respectively registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE. As a result of the Mergers, all shares of Six Flags Common Stock and Cedar Fair Units were cancelled and retired and cease to exist. Accordingly, on July 1, 2024, Former Six Flags and Cedar Fair each notified the NYSE of its intent to remove its respective securities from listing on the NYSE and requested that the NYSE file with the SEC an application on Form 25 for each of Cedar Fair and Former Six Flags to report the delisting of its respective securities from the NYSE Trading on the New York Stock Exchange in shares of Six Flags Common Stock and Cedar Fair Units, respectively was halted as of the close of business on July 1, 2024 and the Form 25s will be filed pre-market
on July 2, 2024. In addition, the Company, as successor to Former Six Flags and Cedar Fair, will file with the SEC a Form 15 with respect to Former Six Flags and Cedar Fair securities requesting that the reporting obligations of each of Former Six Flags and Cedar Fair under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.
The information set forth in the Explanatory Note and Items 1.01, 2.01, 5.01 and 5.03 of this Current Report on Form
8-K
is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.
Prior to the Closing, the Company was jointly owned and jointly controlled by Former Six Flags and Cedar Fair. As of the Closing, the shares of Company Common Stock are now held by the former holders of Six Flags Common Stock and Cedar Fair Units. Pursuant to the Merger Agreement, immediately following the Closing, all shares of Company Common Stock owned by Former Six Flags or Cedar Fair automatically canceled and retired for no consideration.
The information set forth in the Explanatory Note and Items 2.01 and 5.02 of this Current Report on Form
8-K
is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation and Appointment of Directors
Immediately prior to the Closing, the board of directors of the Company (the “
Board
”) approved an increase in the size of the Board from two to twelve directors. Effective as of the Closing Date, the following individuals were appointed to serve on the Board:

•	Selim Bassoul

•	Esi Eggleston Bracey

•	Louis Carr

•	Michelle Frymire

•	Daniel Hanrahan

•	Chieh Huang

•	Jennifer Mason

•	Enrique Ramirez Mena

•	D. Scott Olivet

•	Arik Ruchim

•	Marilyn Spiegel

•	Richard A. Zimmerman
Each of the foregoing directors were appointed to the Board in accordance with the Merger Agreement and supersede the incumbent Board, which had consisted of Selim Bassoul and Gary Mick. Mr. Mick tendered his resignation from the Board on and effective as of the Closing while Mr. Bassoul remained on the board following the

Closing. Pursuant to the Merger Agreement, each of Louis Carr, Michelle Frymire, Daniel Hanrahan, Jennifer Mason, D. Scott Olivet and Richard A. Zimmerman were designated as Cedar Fair’s director designees, and each of Selim Bassoul, Esi Eggleston Bracey, Chieh Huang, Enrique Ramirez Mena, Arik Ruchim and Marilyn Spiegel were designated as Former Six Flags’ director designees.
Following the Closing, Selim Bassoul was appointed Executive Chairman of the Board and Daniel Hanrahan was appointed Lead Independent Director of the Board.
The directors are divided into three classes: Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the Closing, Class II directors will initially serve for a term expiring at the second annual meeting of stockholders following the Closing and Class III directors will initially serve for a term expiring at the third annual meeting of stockholders following the Closing.
The class designation of directors is as follows: (A) Class I: Louis Carr, Chieh Huang, Jennifer Mason, and Enrique Ramirez Mena, (B) Class II: Esi Eggleston Bracey, Michelle Frymire, D. Scott Olivet and Marilyn Spiegel, and (C) Class III: Selim Bassoul, Daniel Hanrahan, Arik Ruchim and Richard Zimmerman.
The Board has affirmatively determined that ten of the twelve current directors (Esi Eggleston Bracey, Louis Carr, Michelle Frymire, Daniel Hanrahan, Chieh Huang, Jennifer Mason, Enrique Ramirez Mena, D. Scott Olivet, Marilyn Spiegel and Arik Ruchim), including each member of the Audit and Finance Committee, the People, Culture & Compensation Committee and the Nominating and Corporate Governance Committee, are independent within the meaning of the NYSE independence standards and applicable SEC rules for the Committees on which they serve.
Committee Appointments
Following the Closing, the individuals identified below were designated and appointed to the Audit Committee, the Nominating and Governance Committee, the People, Culture & Compensation Committee and the Integration Committee, respectively, of the Board:
Audit and Finance Committee
Michelle Frymire (Chair)
Chieh Huang
Jennifer Mason
Arik Ruchim
Nominating and Corporate Governance Committee
Arik Ruchim (Chair)
Esi Eggleston Bracey
Louis Carr
Jennifer Mason
People, Culture
 & Compensation Committee
Enrique Ramirez Mena (Chair)
Michelle Frymire
D. Scott Olivet
Marilyn Spiegel
Integration Committee
Selim Bassoul
Daniel Hanrahan
Marilyn Spiegel
Richard A. Zimmerman

Resignation and Appointment of Officers
Effective as of the Closing, each executive officer of the Company resigned and the Board appointed the following new executive officers of the Company, including:

Name	Title

Richard A. Zimmerman	President and Chief Executive Officer

Selim Bassoul	Executive Chairman of the Board

Brian Witherow	Chief Financial Officer

Tim Fisher	Chief Operating Officer

Brian Nurse	Chief Legal & Compliance Officer and Corporate Secretary

Christian Dieckmann	Chief Strategy Officer

David Hoffman	SVP, Chief Accounting Officer

Ty Tastepe	SVP, Chief Information Officer

Monica Sauls	SVP, Chief Human Resources, People & Culture Officer

Robert White	SVP, Chief Commercial Officer
Biographical information for each of the Company’s executive officers is set forth below.

Name	Age	Biographical Information

Richard Zimmerman	63	Mr. Zimmerman will serve as the President and Chief Executive Officer of the Company. Prior to the Mergers, Mr. Zimmerman most recently served as the President and Chief Executive Officer of Cedar Fair since January 2018 and a member of the board of directors of Cedar Fair since April 2019. Prior to becoming Chief Executive Officer, Mr. Zimmerman served as President and Chief Operating Officer of Cedar Fair from October 2016 to December 2017 and served as Chief Operating Officer of Cedar Fair from October 2011 to October 2016. Prior to that, he was appointed as Executive Vice President of Cedar Fair in November 2010 and as Regional Vice President of Cedar Fair in June 2007. He has been with Cedar Fair since 2006, when it acquired Kings Dominion. Mr. Zimmerman was Vice President and general manager of Kings Dominion from 1998 through 2006.

Selim Bassoul	66	Mr. Bassoul will serve as the Executive Chairman of the Board. Prior to the Mergers, Mr. Bassoul served as President and Chief Executive Officer of Former Six Flags since November 2021 and was the Chairman of the board of directors of Former Six Flags from February 2021 to November 2021. Mr. Bassoul served as President and Chief Executive Officer, and Chairman of The Middleby Corporation, a manufacturer of food service and processing equipment, from 2001 to 2019. Mr. Bassoul previously served on the boards of Diversey Holdings, Ltd. as a director and non-executive chairman,
		1847 Goedeker Corporation, Confluence Outdoor, Piper Aircraft, Inc., and Scientific Protein Laboratories LLC. He holds a B.A. in Business Administration from the American University of Beirut, and an M.B.A. in Finance and Marketing from the Kellogg School of Management at Northwestern University.

Name	Age	Biographical Information

Brian Witherow	57	Mr. Witherow will serve as the Chief Financial Officer of the Company. Prior to the Mergers, Mr. Witherow served as Executive Vice President and Chief Financial Officer of Cedar Fair since January 2012. Mr. Witherow began his career with public accounting firm Arthur Andersen, having earned a bachelor’s degree in accounting from Miami University. He left public accounting in 1995 to join Cedar Fair as corporate director of investor relations. He was promoted to corporate treasurer in 2004 and named vice president and corporate controller the following year.

Tim Fisher	63	Mr. Fisher will serve as Chief Operating Officer of the Company. Prior to the Mergers, Mr. Fisher served as Chief Operating Officer of Cedar Fair since joining Cedar Fair in December 2017. Prior to joining Cedar Fair, he served as Chief Executive Officer of Village Roadshow Theme Parks International, an Australian-based theme park operator, since March 2017. Prior to this appointment with Village Roadshow Theme Parks International, Tim served as Chief Executive Officer of Village Roadshow Theme Parks since 2009.

Brian Nurse	52	Mr. Nurse will serve as Chief Legal & Compliance Officer and Corporate Secretary of the Company. Mr. Nurse joined Cedar Fair as Executive Vice President, Chief Legal Officer and Secretary in November 2021. Prior to joining Cedar Fair, he served as Senior Vice President, General Counsel and Secretary for World Wrestling Entertainment, Inc. (WWE), an integrated media and entertainment company, from September 2018 to November 2020. Prior to joining WWE, Mr. Nurse served as Vice President, Associate General Counsel and Secretary at Nestle Waters North America, Inc., a former division of Nestle S.A. which is a multinational food and drink corporation, from 2012 to 2018. Prior to that, he was Senior Legal Counsel for North American beverage/soft drink brands at PepsiCo, Inc., a multinational food, snack and beverage corporation, from 2003 to 2012.

Christian Dieckmann	46	Mr. Dieckmann will serve as Chief Strategy Officer of the Company. Mr. Dieckmann served as Cedar Fair’s Chief Strategy Officer from 2023 and joined Cedar Fair in 2014 in a role focused on strategic growth, business development and innovation. Prior to joining Cedar Fair, he began his career at GE Capital, including roles in the company’s Financial Management Program and Internal Audit teams in both the U.S. and Europe. He later worked at Bain & Company where he advised Fortune 500 and private equity clients on strategy, M&A, merger integration and performance improvement. Mr. Dieckmann also served as Chief Strategy Officer at Liminal Space, an early-stage technology company in the immersive entertainment industry.

David Hoffman	55	Mr. Hoffman will serve as SVP, Chief Accounting Officer of the Company. Mr. Hoffman served as Senior Vice President and Chief Accounting Officer of Cedar Fair from 2012 until the consummation of the Mergers. Prior to that, he served as Vice President of Finance and Corporate Tax since 2010. He served as Vice President of Corporate Tax from 2006 through 2010. Prior to joining Cedar Fair, Mr. Hoffman served as a business advisor with Ernst & Young from 2002 through 2006.

Name	Age	Biographical Information

Ty Tastepe	62	Mr. Tastepe will serve as SVP, Chief Information Officer of the Company. Mr. Tastepe served as Chief Information Officer at Cedar Fair since 2021. Prior to joining Cedar Fair, Mr. Tastepe served for over two years as senior vice president, chief information and digital officer for Altar’d State. Prior to that, Mr. Tastepe spent nearly two decades delivering large-scale digital transformation programs at global entertainment and hospitality brands such as Universal Parks and Resorts, Hilton Worldwide, and Walt Disney Parks and Resorts. From 2001 to 2011, Mr. Tastepe held technology leadership roles at Disney Parks that included worldwide sales and travel operations, revenue management and marketing.

Monica Sauls	44	Ms. Sauls will serve as SVP, Chief Human Resources Officer of the Company. Ms. Sauls joined Cedar Fair as Senior Vice President and Chief Human Resources Officer in March 2023. Prior to joining Cedar Fair, she served as Senior Vice President and Chief People Officer of Bojangles, a regional chain of fast-food restaurants, from 2020 through March 2023. Prior to that, Ms. Sauls served as Senior Human Resources Strategic Business Solutions Leader for Duke Energy, an electric power and natural gas holding company, from 2018 to 2020. From 2014 to 2018, she served as Senior Executive and Leadership Development Director for Boeing, a global aerospace company and manufacturer. From 2009 to 2014, she served as Human Resources and Talent Management Manager for Walgreens, a national pharmacy store chain.

Robert White	64	Mr. White will serve as SVP, Chief Commercial Officer of the Company. Mr. White served as SVP, Chief Commercial Officer at Cedar Fair since 2023. Mr. White joined Cedar Fair in 2018 and served as Senior Vice President of Business Intelligence and Regional Vice President responsible for operations at eight of Cedar Fair’s theme parks. Prior to joining Cedar Fair, Mr. White served as Chief Operating Officer at Village Roadshow Theme Parks, from 2011 until 2018.
Existing Compensatory Plans
Pursuant to the terms of the Merger Agreement, the Company has agreed to honor and assume the applicable compensation and benefit plans and arrangements of Former Six Flags and Cedar Fair, with respect to employees of the Company generally (including its executive officers). Such arrangements include outstanding equity awards under the Cedar Fair 2016 Omnibus Incentive Plan and the Six Flags Long Term Incentive Plan, which, generally pursuant to the terms of the Merger Agreement, were converted into corresponding awards relating to shares of Company Common Stock (as described in Item 2.01 above).
New Equity Plan
Prior to the Closing Date, the Company adopted, and the
stockholders
of the Company approved, the Six Flags Entertainment Corporation 2024 Omnibus Incentive Plan (the “
2024 Plan
”), effective as of the Closing Date. A copy of the 2024 Plan is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The principal features of the 2024 Plan are summarized below. The summary does not purport to be a complete statement of the terms of the 2024 Plan and is qualified in its entirety by reference to the full text of the 2024 Plan.

The purpose of the 2024 Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel.
The 2024 Plan may be administered by the People, Culture & Compensation Committee of the Board, such other committee of no fewer than two members of the Board who are appointed by the Board to administer the Plan or the Board (such administrator of the 2024 Plan, the “
Committee
”). The Committee has all powers and discretion necessary or appropriate to administer the 2024 Plan and to control its operation, including, but not limited to, the authority to select persons to participate in the 2024 Plan, determine the form and substance of awards under the 2024 Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, determine whether awards may be settled in cash, shares of Common Stock or other property, modify the terms of awards, accelerate the vesting of awards upon termination of service, and make determinations regarding a participant’s termination of employment or service for purposes of an award.
Any employee, officer,
non-employee
director, or consultant of the Company or any of its subsidiaries or affiliates can participate in the 2024 Plan, at the Committee’s discretion. In its determination of eligible participants, the Committee may consider any and all factors it considers relevant or appropriate. The types of awards available under the 2024 Plan include stock options (both incentive and non-qualified),
stock appreciation rights, restricted stock awards, restricted stock units (including performance units), other awards and dividend equivalent rights. All awards granted to participants under the 2024 Plan will be represented by an award agreement.

•
A stock option grant entitles a participant to purchase a specified number of Company shares (the “
Shares
”) during a specified term (with a maximum term of 10 years) at an exercise price that will not be less than the fair market value of a Share as of the date of grant unless otherwise determined by the Committee.

•
A stock appreciation right (a “
SAR
”) granted under the 2024 Plan will give the participant a right to receive, upon exercise or other payment of the SAR, an amount in cash, Shares or a combination of both equal to the excess of (a) the fair market value of a Share on the date of exercise over (b) the base price of the SAR that the Committee specified on the date of the grant.

•	A restricted stock award is a grant of a specified number of Shares to a participant, which restrictions will lapse upon the terms that the Committee determines at the time of grant.

•
A restricted stock unit (a “
RSU
”) granted under the 2024 Plan will give the participant a right to receive, upon vesting and settlement of the RSU, one Share per vested unit or an amount per vested unit, in each case, equal to the fair market value of one Share as of the date of determination, or a combination thereof, at the discretion of the Committee. The Committee will determine the requirements for vesting and payment of the RSUs, which may be based on the continued employment or service of the participant with the Company for a specified time period and also upon the attainment of specific performance goals (commonly known as “
PSUs
”).

The Committee may grant to a participant, either alone or in connection with the grant of an award, dividend equivalent rights, which represent an unfunded and unsecured promise to pay to the participant amounts equal to all or any portion of the regular cash dividends that would be paid on shares of Common Stock covered by an award if such shares had been delivered pursuant to an award, which the Committee may provide shall be deemed to have been reinvested in additional awards or otherwise reinvested.
The Board may amend, modify, suspend or terminate the 2024 Plan, provided that if such amendment, modification, suspension or termination materially and adversely affects any award the Company must obtain the affected participant’s or permitted transferee’s consent. Certain amendments or modifications of the 2024 Plan may also be subject to the approval of our shareholders as required by SEC and NYSE rules or applicable law.
8,000,000
Shares are available for awards under the 2024 Plan. If any award granted under the 2024 Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, or otherwise terminated without delivery of the Shares or payment of consideration to the participant, then such shares will be returned to the 2024 Plan and be available for future awards under the 2024 Plan.

In the event of any recapitalization, reclassification, share dividend, extraordinary dividend, share split, reverse share split, merger, reorganization, consolidation, combination, spin-off
or other similar corporate event or transaction affecting the common shares of the Company, the Committee will make equitable adjustments to (i) the number and kind of Shares or other securities available for awards and covered by outstanding awards, (ii) the exercise, base or purchase price, or other value determinations of outstanding awards, and/or (iii) any other terms of an award affected by the corporate event.
The issuance of any awards under the 2024 Plan will be at the discretion of the Committee. In addition, the benefit of any awards granted under the 2024 Plan will depend on a number of factors, including the fair market value of Company shares on future dates, and actual Company performance against performance goals established with respect to performance awards, among other things. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 1, 2024, in connection with the completion of the Mergers and pursuant to the Merger Agreement, the Company amended and restated its Certificate of Incorporation and its Bylaws to reflect the changes contemplated by the Merger Agreement, described in the Proxy Statement/Prospectus, including to effect a change of its name from “CopperSteel Holdco, Inc.” to “Six Flags Entertainment Corporation.” The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form
8-K
and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On July 1, 2024, the Company issued a press release in connection with the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 to Current Report on Form
8-K.
The information included in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished. As such, the information (including Exhibit 99.1) contained herein shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
.
The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form
8-K
is required to be filed.
(b) Pro Forma Financial Information
.
The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form
8-K
is required to be filed.
(d) Exhibits
.

Exhibit Number	Description of Exhibit

2.1+	Agreement and Plan of Merger, dated as of November 2, 2023, by and among the Company, Former Six Flags, Cedar Fair and Copper Merger Sub (incorporated by reference to Annex A of the Company’s Registration Statement on Form S-4 initially filed with the SEC on December 22, 2023 (File No. 333-276255)).

3.1*	Amended and Restated Certificate of Incorporation of the Company.

3.2*	Amended and Restated Bylaws of the Company.

Exhibit Number	Description of Exhibit

4.1*	Fourth Supplemental Indenture, dated as of July 1, 2024, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, to the Indenture, dated as of June 16, 2016.

4.2*	Fourth Supplemental Indenture, dated as of July 1, 2024, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, to the Indenture, dated as of April 13, 2017.

4.3*	First Supplemental Indenture, dated as of July 1, 2024, by and among the Company, Six Flags Theme Parks Inc., the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent, to the Indenture, dated as of April 22, 2020.

4.4*	First Supplemental Indenture, dated as of July 1, 2024, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, to the Indenture, dated as of May 3, 2023.

4.5*	First Supplemental Indenture, dated as of July 1, 2024, by and among the Company, Six Flags Theme Parks Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, to the Indenture, dated as of May 2, 2024.

4.6*	Third Supplemental Indenture, dated as of July 1, 2024, by and among the Company, Canada’s Wonderland Company, Magnum Management Corporation, Millennium Operations LLC, as issuers, the guarantors named therein and The Bank of New York Mellon, as trustee, to the Indenture, dated as of April 13, 2017, relating to the Cedar Fair 2027 Notes.

4.7*	Third Supplemental Indenture, dated as of July 1, 2024, by and among the Company, Canada’s Wonderland Company, Magnum Management Corporation, Millennium Operations LLC, as issuers, the guarantors named therein and The Bank of New York Mellon, as trustee, to the Indenture, dated as of June 27, 2019, relating to the Cedar Fair 2029 Notes.

4.8*	Second Supplemental Indenture, dated as of July 1, 2024, by and among the Company, Canada’s Wonderland Company, Magnum Management Corporation, Millennium Operations LLC, as issuers, the guarantors named therein and The Bank of New York Mellon, as trustee, to the Indenture, dated as of October 7, 2020, relating to the Cedar Fair 2028 Notes.

10.1*	Form of Indemnification Agreement.

10.2*	Six Flags Entertainment Corporation 2024 Omnibus Incentive Plan.

10.3*	New Holdco Joinder Agreement, dated as of July 1, 2024, between the Company and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

10.4*	Additional Subsidiary Borrower Agreement, dated as of July 1, 2024, by and among the Company, Six Flags Theme Parks Inc. and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

10.5*	Subsidiary Guarantor Joinder Agreement, dated as of July 1, 2024, by and among the guarantors party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

10.6*	First Amendment and Incremental Assumption Agreement, dated as of July 1, 2024, by and among the Company, Millennium Operations LLC, Canada’s Wonderland Company and Six Flags Theme Parks Inc., as borrowers, the other subsidiary borrowers party thereto, the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

99.1*	Press Release, dated July 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish copies of any such schedules or exhibits to the SEC upon request.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2024	SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

	By:	/s/ Brian Witherow
	Name:	Brian Witherow
	Title:	Chief Financial Officer